SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 27, 2015

STERLING BANCORP
(Exact Name of Registrant as Specified in Charter)

    Delaware          001-35385      80-0091851
(State or Other Jurisdiction)    (Commission File No.)    (I.R.S. Employer
of Incorporation) Identification No.)

400 Rella Boulevard, Montebello, New York                          10901
(Address of Principal Executive Offices)                         (Zip Code)

Registrant’s telephone number, including area code:    (845) 369-8040

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On January 27, 2015, Sterling Bancorp (the “Company”) issued a press release regarding its results for the quarter ended December 31, 2014. The press release is included as Exhibit 99.1 to this report.

The information contained in this report, including Exhibit 99.1 attached hereto, is considered to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that Section. The information in this Current Report shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

The release contains forward-looking statements regarding the Company and includes a cautionary statement identifying important factors that could cause actual results to differ materially from those anticipated.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
(b) On January 27, 2015, the Board of Directors of the Company approved a change in the Company’s fiscal year end from September 30 to December 31 and approved an amendment to Section 4, Article VII and other sections of the Company’s Amended and Restated Bylaws (the “Bylaws”) to state and effect the change. The Bylaws, as amended, became effective immediately upon approval by the Board of Directors. The foregoing description of the Bylaws, as amended, is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is filed herewith as Exhibit 3.1 and is incorporated by reference. As a result of this change, the Company will file a transition report on Form 10-K for the three-month period ended December 31, 2014 instead of a quarterly report on Form 10-Q. The Company expects to file the transition report on or about March 2, 2015.

Item 9.01.     Financial Statements and Exhibits

(d)     Exhibits.

Exhibit No.	Description
3.1	Bylaws of the Company, as amended.
99.1	Press Release of Sterling Bancorp, dated January 27, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STERLING BANCORP

DATE: January 27, 2015	By:/s/ Luis Massiani
Luis Massiani
Senior Executive Vice President and
Principal Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Bylaws of the Company, as amended.
99.1	Press Release of Sterling Bancorp, dated January 27, 2015